UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 23, 2016

PUREBASE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-188575	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy. 124
Ione, CA 95640
(Address of principal executive offices)

Registrant’s telephone number, including area code: (209) 790-4535

1670 Sierra Avenue, Suite 402
Yuba City, CA 95993
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Certain Officers; Appointment of Certain Officers

On March 23, 2016, Amy Clemens, tendered her resignation as the Chief Financial Officer (“CFO”) of Purebase Corporation (the “Company”) to be effective March 24, 2016.  Ms. Clemens’ resignation was not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.  Ms. Clemens will continue as an employee of the Company providing assistance to the Company. The Board of Directors of the Company has appointed Mr. Al Calvanico as the new CFO of the Company.

Mr. Calvanico has almost 30 years of senior financial management experience having served most recently for over 10 years as Executive Vice President and Chief Financial Officer for Robar Enterprises Inc. and its subsidiaries which is engaged in ready mix cement, aggregate and construction material supplies.  Mr. Calvanico also brings a strong technical and systems experience and provided IT and Human Resource functions in his previous employment with Robar Enterprises.   Mr. Calvanico has an Executive Masters of Business Administration and a Bachelor of Science in Economics – Accounting.

On March 23, 2016, A. Scott Doctor tendered his resignation as President of the Company.  Mr. Dockter’s resignation was not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Dockter will retain his positions as Chief Executive Officer and Chairman of the Board of the Company.  The Board of Directors has appointed Mr. David Vickers to be the Company’s new President and Chief Operating Officer.

Mr. Vickers brings over 35 years of executive management experience within the Cement and aggregate business, having most recently served for 3 years as President  & CEO of Permian Basin Materials, LLC which is engaged in the production and sales of concrete and construction aggregate.  Prior to serving with Permian Basin Materials, Mr. Vickers served for 10 years as President at Lehigh Southwest Cement Company and H. G. Fenton Company. He has served on the NRMCA (National Ready Mixed Concrete Association) Board for over 20 years and previously served on the Board of Directors of the Portland Cement Association.  He has a Masters of Business Administration from University of California and a Bachelor of Science, Management and Industrial Technology from Tennessee Technological University.

The Company is filing herewith a press release issued on March 23, 2016 as Exhibit 99.1, which is included herein.  This press release was issued to announce key leadership changes at the Company, effective March 24, 2016.

Item 8.01     Other Events

The Company’s new mailing address is: Purebase Corporation, 8625 State Hwy. 124, P.O. Box 757, Ione, CA 95640.

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Item 9.01     Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2016	PUREBASE CORPORATION

	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer

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